UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): March 20, 2018

CVR REFINING, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35781 (Commission File Number)	37-1702463 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500 Sugar Land, Texas 77479 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on form 8-K/A is being filed as an amendment (this “Amendment”) to the Current Report on Form 8-K filed by CVR Refining, LP (“CVR Refining”) with the Securities and Exchange Commission on March 23, 2018 (the “Original Report”). The Original Report was filed to report the resignation of Susan M. Ball, Executive Vice President, Chief Financial Officer and Treasurer of CVR Energy, Inc. (“CVR Energy”), the general partner of CVR Refining and the general partner of CVR Partners, LP (“CVR Partners”). The sole purpose of this Amendment is to disclose Ms. Ball has agreed to move the effective date of her resignation to follow CVR Energy, CVR Refining and CVR Partners filing their Quarterly Reports on Form 10-Q for the quarter ended March 31, 2018. Except for the foregoing, this Amendment does not amend, modify or update the disclosures contained in the Original Report.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Original Report, on March 20, 2018, Susan M. Ball delivered notice that she was resigning from her position as Executive Vice President, Chief Financial Officer and Treasurer for each of CVR Energy, the general partner of CVR Refining and the general partner of CVR Partners. The original effective date of Ms. Ball's resignation was April 17, 2018. Ms. Ball has agreed to change the effective date of her resignation to follow CVR Energy, CVR Refining and CVR Partners filing their Quarterly Reports on Form 10-Q for the quarter ended March 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2018

CVR Refining, LP
By: CVR Refining GP, LLC, its general partner

By:	/s/ John R. Walter
John R. Walter
Executive Vice President, General Counsel and Secretary